Exhibit 3.2

ALLISON TRANSMISSION HOLDINGS, INC.

THIRD AMENDED AND RESTATED BYLAWS

As Adopted on [                    ], 2011

ii

Section 8.08	Electronic Transmission	27

ARTICLE IX AMENDMENT OF BYLAWS		28

Section 9.01	Amendment	28

iii

ALLISON TRANSMISSION HOLDINGS, INC.

THIRD AMENDED AND RESTATED BYLAWS

As adopted on [                      ], 2011

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01 Annual Meetings.

The annual meeting of the stockholders of Allison Transmission Holdings, Inc. (the “Corporation”) for the election of directors (each, a “Director”) and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware at such place, if any, and on such date and at such time, as may be fixed from time to time by resolution of the Corporation’s Board of Directors (the “Board”) and set forth in the notice or waiver of notice of the meeting, unless, subject to the certificate of incorporation of the Corporation (the “certificate of incorporation”) and Section 1.11 of these bylaws, the stockholders have acted by written consent to elect Directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.02 Special Meetings.

A special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board pursuant to a resolution of the Board adopted by a majority of the total number of Directors then in office; provided that, until the Trigger Date (as such term is defined in the certificate of incorporation), a special meeting of the stockholders shall also be called by the Secretary at the request of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders. Any special meeting of the stockholders shall be held at such place, if any, within or without the State of Delaware, and on such date and at such time, as shall be specified in such resolution. From and after the Trigger Date, the stockholders of the Corporation do not have the power to call a special meeting of the stockholders. Business transacted at any special meeting of the stockholders shall be limited to the purpose(s) stated in the notice. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

Section 1.03 Participation in Meetings by Remote Communication.

The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04 Notice of Meetings; Waiver of Notice.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than ten (10) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by law or as may be deemed appropriate by the Board, the President or the Secretary of the Corporation. If the stockholder list referred to in Section 1.06 of these bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.

(b) A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05 Proxies.

(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b) A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these bylaws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

(c) No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 1.06 Voting Lists.

The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders of record entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list, which may be in any format including electronic format, shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting in the manner required by the DGCL and other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07 Quorum.

Except as otherwise provided in the certificate of incorporation or by law, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.09 of these bylaws until a quorum shall attend.

Section 1.08 Voting.

Except as otherwise provided in the certificate of incorporation or by law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her name on the books of the Corporation (x) at the close of business on the record date for such meeting, or (y) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the certificate of incorporation, these bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other rule or regulation applicable to the Corporation, its securities or its stockholders, the vote of a majority of the voting power of the shares entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. The stockholders do not have the right to cumulate their votes for the election of Directors.

Section 1.09 Adjournment.

Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these bylaws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.10 Organization; Procedure; Inspection of Elections.

(a) At every meeting of stockholders the presiding officer shall be the Chairman of the Board, or in the event of his or her absence or disability, a presiding officer chosen by resolution of the Board. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as secretary of the meeting. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections who may be employees of the Corporation, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No Director or nominee for the office of Director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law.

Section 1.11 Stockholder Action by Written Consent.

(a) Until the Trigger Date and except as otherwise provided in the certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, are: (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and (ii) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded within sixty (60) days of the earliest dated consent so delivered to the Corporation.

(b) From and after the Trigger Date and except as otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

(c) If a stockholder action by written consent is permitted under these bylaws and not restricted by the certificate of incorporation, and the Board has not fixed a record date for the purpose of determining the stockholders entitled to participate in such consent to be given, then: (i) if the DGCL does not require action by the Board prior to the proposed stockholder action, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at any of the locations referred to in Section 1.11(a)(ii) of these bylaws; and (ii) if the DGCL requires action by the Board prior to the proposed stockholder action, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. Every written consent to action without a meeting shall bear the date of signature of each stockholder who signs the consent, and shall be valid if timely delivered to the Corporation at any of the locations referred to in Section 1.11(a)(ii) of these bylaws.

(d) The Secretary shall give prompt notice of the taking of an action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with the DGCL.

Section 1.12 Notice of Stockholder Proposals and Nominations.

(a) Annual Meetings.

(i) Nominations of persons for election to the Board and proposals of business to be considered by the stockholders at an annual meeting of stockholders may be made only (x) as specified in the Corporation’s notice of meeting (or any notice supplemental thereto), (y) by or at the direction of the Board, or a committee appointed by the Board for such purpose, or (z) subject to the then-applicable provisions of the Amended and Restated Stockholders Agreement among the Corporation and certain of its stockholders, dated as of [                    ], 2011 (as amended from time to time, the “Stockholders Agreement”), by any stockholder of the Corporation who or which (1) is entitled to vote at the meeting, (2) complies in a timely manner with all notice procedures set forth in this Section 1.12, and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting. A stockholder proposal must constitute a proper matter for corporate action under the DGCL.

(ii) Notice in writing of a stockholder nomination or stockholder proposal must be delivered to the attention of the Secretary at the principal place of business of the Corporation by the close of business not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which anniversary date, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public

offering of common stock, shall be deemed to be [                    ], 2012); provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If the number of Directors to be elected to the Board at an annual meeting is increased, and if the Corporation does not make a public announcement naming all of the nominees for Director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, then any stockholder nomination in respect of the increased number of positions shall be considered timely if delivered not later than the close of business on the 10th day following the day on which a public announcement naming all nominees or specifying the size of the increased Board is first made by the Corporation.

(iii) Notice of a stockholder nomination shall include, as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person required to be disclosed in solicitations of proxies for election of Directors or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected. Notice of a stockholder proposal shall include a brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and if such business includes proposed amendments to the certificate of incorporation and/or bylaws of the Corporation, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(iv) Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(7) any other information relating to such stockholder and any such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

(8) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or to approve or adopt the proposal or and/or (y) otherwise to solicit proxies from stockholders in support of such nomination or proposal.

If requested by the Corporation, the information required under clauses (iv)(2), (3), (4) and (5) of the preceding sentence of this Section 1.12(a) shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for notice of the meeting to disclose such information as of such record date. The foregoing notice requirements of this Section 1.12(a) shall be deemed satisfied by a stockholder with respect to business or a nomination if such stockholder has notified the Corporation of his or her intention to present a proposal or make a nomination at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(b) Special Meetings.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.04 of these bylaws. Nominations of persons for election to the Board at a special meeting of stockholders may be made only (x) by or at the direction of the Board, or a committee appointed by the Board for such purpose, (or the stockholders pursuant to Section 1.02 hereof) if the Corporation’s notice of meeting indicated that the purposes of meeting included the election of Directors and specified the number of Directors to be elected, or (y) provided that the Board of Directors (or stockholders pursuant to Section 1.02 hereof) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation. Subject to the then-applicable provisions of the Stockholders Agreement, a stockholder may nominate persons for election to the Board (a “stockholder nomination”) at a special meeting only if the stockholder (1) is entitled to vote at the meeting, (2) complies in a timely manner with the notice procedures set forth in paragraph (ii) of this Section 1.12(b), and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting.

(ii) Notice in writing of a stockholder nomination must be delivered to the attention of the Secretary at the principal place of business of the Corporation not more than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the last to occur of the public announcement by the Corporation of the date of such meeting and the public announcement by the Corporation of the nominees proposed by the Board to be elected at such meeting, and must comply with the provisions of Sections 1.12(a)(iii) and (iv) of these bylaws. The foregoing notice requirements of this Section 1.12(b) shall be deemed satisfied by a stockholder with respect to a nomination if the stockholder has notified the Corporation of his or her intention to present a nomination at such special meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such special meeting.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12, and (y) if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) The Corporation may require any proposed stockholder nominee for Director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.12 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.12 and compliance with paragraphs (a) and (b) of this Section 1.12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentences of paragraphs (a) and (b) hereof, business or nominations brought properly under and in compliance with Rule 14a-8 or Rule 14a-11 of the Exchange Act, as such Rules may be amended from time to time). Nothing in this Section 1.12 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the certificate of incorporation or of the relevant preferred stock certificate or designation.

(v) The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01 General Powers.

Except as may otherwise be provided by law or by the certificate of incorporation, the affairs and business of the Corporation shall be managed by or under the direction of the Board and the Board may exercise all the powers and authority of the Corporation. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.02 Number and Term of Office.

The number of Directors, other than any directors elected by the holders of shares of any class or series of preferred stock provided for or fixed pursuant to the provisions of Article Sixth of the certificate of incorporation (the “Preferred Stock Directors”), shall initially be eight, classified (including Directors in office as of the date hereof) with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated as

Class I, Class II and Class III, which number may be modified (but not reduced to less than three) from time to time exclusively by resolution of the Board, subject to the rights of the holders of shares of any class or series of preferred stock, if any, and the then-applicable terms of the Stockholders Agreement and the SCA (as defined in the Stockholders Agreement). The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the date hereof, the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the date hereof and the initial Class III directors shall serve for a term expiring at the third annual meeting of stockholders following the date hereof, with Directors of each class to hold office until their successors are duly elected and qualified, provided that the term of each Director shall continue until the election and qualification of a successor and be subject to such Director’s earlier death, resignation or removal. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the date hereof, subject to any rights of the holders of shares of any class or series of preferred stock, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, provided that the term of each Director shall continue until the election and qualification of a successor and be subject to such Director’s earlier death, resignation or removal. In the case of any increase or decrease, from time to time, in the authorized number of Directors (other than Preferred Stock Directors), the number of Directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of Directors shall shorten the term of any incumbent Director. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. The Board is authorized to assign members of the Board already in office to Class I, Class II and Class III.

Section 2.03 Regular Meetings.

Regular meetings of the Board shall be held on such dates, and at such times and places as are determined from time to time by resolution of the Board.

Section 2.04 Special Meetings.

Special meetings of the Board shall be held whenever called by the President or, in the event of his or her absence or disability, by any Vice President, or by a majority of the Directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting.

Section 2.05 Notice of Meetings; Waiver of Notice.

(a) Notices of special meetings shall be given to each Director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each Director not present at the meeting adopting such resolution or other action, subject to Section 2.08 of these bylaws. Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each Director at the address from time to time designated by such Director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a meeting.

(b) A written waiver of notice of meeting signed by a Director or a waiver by electronic transmission by a Director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Attendance of a Director at a meeting is a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.06 Quorum; Voting.

At all meetings of the Board, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.07 Action by Telephonic Communications.

Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.08 Adjournment.

A majority of the Directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these bylaws shall be given to each Director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those Directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.09 Action Without a Meeting.

Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10 Regulations.

To the extent consistent with applicable law, the certificate of incorporation and these bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate. The Board may elect from among its members a chairperson and one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.

Section 2.11 Resignations of Directors.

Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.12 Removal of Directors.

(a) Until the Trigger Date and subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect additional Directors pursuant to the certificate of incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Stockholders Agreement and the SCA, any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of Directors, acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, the certificate of incorporation and these bylaws.

(b) From and after the Trigger Date and subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect additional Directors pursuant to the certificate of incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Stockholders Agreement and the SCA, any Director may be removed only for cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of Directors, acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, the certificate of incorporation and these bylaws.

Section 2.13 Vacancies and Newly Created Directorships.

Subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect additional Directors pursuant to the certificate of incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Stockholders Agreement and the SCA, any vacancy in the Board that results from the death, disability, resignation, disqualification or removal of any Director or from any other cause or newly created directorship shall be filled solely by the affirmative vote of a majority of the total number of Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director filling a vacancy shall be of the same class as that of the Director whose death, resignation, disqualification, removal or other event caused the vacancy, and any Director filling a newly created directorship shall be of the class specified by the Board at the time the newly created directorship was created. A Director elected to fill a vacancy or newly created Directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.14 Director Fees and Expenses.

The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board. The Corporation will cause each non-employee Director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

Section 2.15 Reliance on Accounts and Reports, etc.

A Director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

COMMITTEES

Section 3.01 Designation of Committees.

The Board shall designate such committees as may be required by applicable laws, regulations, stock exchange rules or the SCA (if in effect) and may designate such additional committees as it deems necessary or appropriate. Each committee shall consist of such number of Directors, with such qualifications, as may be required by applicable laws, regulations, stock exchange rules or the SCA (if in effect) or as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such committee by resolution of the Board, which delegation shall include all such powers and authority as may be required by applicable laws, regulations, stock exchange rules or the SCA. No committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these bylaws or (c) as may otherwise be excluded by law or by the certificate of incorporation.

Section 3.02 Members and Alternate Members.

Subject to the terms of the SCA (if in effect), the members of each committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member (and each alternate member) of any committee shall hold office only until the time he or she shall cease for any reason to be a Director, or until his or her earlier death, resignation or removal.

Section 3.03 Committee Procedures.

A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board when required. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations, stock exchange rules or the SCA (if in effect) may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these bylaws or any charter or other rules and regulations adopted by the Board.

Section 3.04 Meetings and Actions of Committees.

Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations, stock exchange rules or the SCA (if in effect), meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these bylaws, with such bylaws being deemed to refer to the committee and its members in lieu of the Board and its members:

(a) Section 2.03 (to the extent relating to place and time of regular meetings);

(b) Section 2.04 (relating to special meetings);

(c) Section 2.05 (relating to notice and waiver of notice);

(d) Sections 2.07 and 2.9 (relating to telephonic communication and action without a meeting); and

(e) Section 2.08 (relating to adjournment and notice of adjournment).

Special meetings of committees may also be called by resolution of the Board.

Section 3.05 Resignations and Removals.

Any member (and any alternate member) of any committee may resign from such position at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such member, to the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event. Any member (and any alternate member)

of any committee may be removed from such position by the Board at any time, either for or without cause.

Section 3.06 Vacancies.

If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may be filled only by the Board.

Section 3.07 Government Security Committee.

As long as the SCA shall remain in force and effect and solely to the extent required by the terms of the SCA:

(a) there shall be established, in accordance with the provisions of the SCA, a permanent committee of the Board, to be known as the Government Security Committee (“GSC”), consisting of all Outside Directors and the Management Director (each as defined in the Stockholders Agreement), to ensure that the Corporation and Allison Transmission, Inc., its wholly owned subsidiary (“ATI”), maintain policies and procedures to safeguard the classified information and controlled unclassified information in the possession of the Corporation and ATI and to ensure that the Corporation and ATI comply with the United States Department of Defense (“DoD”) Security Agreement (DD Form 441), the SCA and other contract provisions regarding security, United States Government export control laws and the National Industrial Security Program;

(b) the members of the GSC shall exercise their reasonable best efforts to ensure the implementation within the Corporation and ATI of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information called for by the SCA, including the exercise of appropriate oversight and monitoring of the operations of the Corporation and ATI, to ensure that the protective measures contained in the SCA are effectively maintained and implemented throughout its duration;

(c) the GSC shall designate one of the Outside Directors to serve as Chairman of the GSC. In the absence of the designated Chairman from a meeting where a quorum is otherwise present, the attending members of the GSC shall designate any other Outside Director who is present at the meeting to serve as temporary chairman of the meeting. The Chairman of the GSC shall designate the Management Director to be Secretary of the GSC, whose responsibilities shall include ensuring that all records, journals and minutes of GSC meetings and other documents sent to or received by GSC are prepared and retained for inspection by the Defense Security Service (“DSS”);

(d) a Facility Security Officer (“FSO”) shall be appointed by the Corporation. The FSO shall report to the GSC as its principal advisor concerning the safeguarding of classified information. The FSO’s responsibilities shall include the operational oversight of the Corporation and ATI’s compliance with the requirements of the National Industrial Security Program. The advice and consent of the Chairman of the GSC shall be required to select the FSO;

(e) the members of the GSC shall ensure that the Corporation develops and implements a Technology Control Plan (“TCP”), which shall be subject to review by DSS. The GSC shall have authority to establish the policy for the Corporation’s TCP. The TCP shall prescribe measures to prevent unauthorized disclosure or export of controlled unclassified information consistent with applicable United States laws;

(f) a Technology Control Officer (“TCO”) shall be appointed by the Corporation. The TCO shall report to the GSC as its principal advisor concerning the protection of controlled unclassified information. The TCO’s responsibilities shall include the establishment and administration of all intracompany procedures to prevent unauthorized disclosure and export of controlled unclassified information and to ensure that the Corporation and ATI otherwise comply with the requirements of United States Government export control laws; and

(g) the Chairman of the GSC shall provide, to the extent authorized by the SCA, for regular quarterly meetings of the GSC. Discussions of classified and controlled unclassified information by the GSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the GSC.

ARTICLE IV

OFFICERS

Section 4.01 Officers.

The Board shall elect a President and a Secretary as officers of the Corporation. The Board may also elect a Treasurer, one or more Vice Presidents (any one or more of whom may be designated an Executive Vice President or Senior Vice President), Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board may determine. In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person, except that one person may not hold both the office of President and the office of Secretary. No officer need be a Director of the Corporation. For the avoidance of doubt, the term Vice President shall refer to an officer elected by the Board as Vice President and shall not include any employees of the Corporation whose employment title is “Vice President” unless such individual has been elected as a Vice President of the Corporation in accordance with these bylaws.

Section 4.02 Election.

Unless otherwise determined by the Board, the officers of the Corporation need not be elected for a specified term but shall serve at the pleasure of the Board or for such terms as may be agreed in the individual case by each officer and the Board. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.06) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

Section 4.03 Compensation.

The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board or in the manner established by the Board.

Section 4.04 Removal and Resignation; Vacancies.

Any officer may be removed for or without cause at any time by the Board, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, at any time, for or without cause, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board or the President, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.

Section 4.05 Authority and Duties of Officers.

An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these bylaws, (c) to the extent not inconsistent with law or these bylaws, as may be specified by resolution of the Board, and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01.

Section 4.06 President.

The President shall preside at all meetings of the stockholders and Directors at which he or she is present, shall be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, including, without limitation under the DGCL. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. Except as otherwise determined by the Board, he or she shall have the authority to cause the employment or appointment of such employees (other than the President) or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend such employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. The President shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe.

Section 4.07 Vice Presidents.

Unless otherwise determined by the Board, if one or more Vice Presidents have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the President. In the event of absence or disability of the President, the duties of the President shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.

Section 4.08 Secretary.

Unless otherwise determined by the Board, the Secretary shall have the following powers and duties:

(a) The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any committees thereof (with the exception of the GSC to the extent required by Section 3.07 of these bylaws) in books provided for that purpose.

(b) The Secretary shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by law.

(c) Whenever any committee shall be appointed pursuant to a resolution of the Board, the Secretary shall furnish a copy of such resolution to the members of such committee.

(d) The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all documents and instruments that the Board or any officer of the Corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.

(e) The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the certificate of incorporation or these bylaws.

(f) The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.

(g) The Secretary shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board.

(h) The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these bylaws or as may be assigned to the Secretary from time to time by the Board or the President.

Section 4.09 Treasurer.

Unless otherwise determined by the Board, the Treasurer, if there be one, shall be the chief financial officer of the Corporation and shall have the following powers and duties:

(a) The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.

(b) The Treasurer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the President, or by such other officers of the Corporation as may be authorized by the Board or the President to make such determinations.

(c) The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the President may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d) The Treasurer shall render to the Board or the President, whenever requested, a statement of the financial condition of the Corporation and of the transactions of the Corporation, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(e) The Treasurer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

(f) The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing shares of stock of the Corporation the issuance of which shall have been authorized by the Board.

(g) The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these bylaws or as may be assigned to the Treasurer from time to time by the Board or the President.

Section 4.10 Security.

The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board.

ARTICLE V

CAPITAL STOCK

Section 5.01 Certificates of Stock; Uncertificated Shares.

The shares of the Corporation shall be represented by certificates, except to the extent that the Board has provided by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the certificate of incorporation and these bylaws.

Section 5.02 Facsimile Signatures.

Any or all signatures on the certificates referred to in Section 5.01 of these bylaws may be in facsimile form, to the extent permitted by law. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03 Lost, Stolen or Destroyed Certificates.

A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation designated by the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04 Transfer of Stock.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the certificate of incorporation and these bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

(b) The Corporation may enter into additional agreements with shareholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

Section 5.05 Registered Stockholders.

Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06 Transfer Agent and Registrar.

The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification.

(a) In General. The Corporation shall indemnify, to the full extent permitted by the DGCL and other applicable law, as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (x) such person is or was serving or has agreed to serve as a Director or officer of the Corporation, or (y) such person, while serving as a Director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise or (z) such person is or was serving or has agreed to serve at the request of the Corporation as a Director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:

(1) in a proceeding other than a proceeding by or in the right of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom, or

(2) in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom.

(b) Indemnification in Respect of Successful Defense. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c) Indemnification in Respect of Proceedings Instituted by Indemnitee. Section 6.01(a) does not require the Corporation to indemnify a present or former Director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these bylaws.

Section 6.02 Advance of Expenses.

The Corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a present or former Director or officer in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such present or former Director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 6.03 Procedure for Indemnification.

Any indemnification under Section 6.01 of these bylaws or any advance of expenses under Section 6.02 of these bylaws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under Section 6.01 of these bylaws in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within ninety (90) days of, or to the extent all or any portion of a requested advance of expenses has not been granted within twenty (20) days of, the submission of such request. All expenses

(including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article VI, in whole or in part, shall also be indemnified by the Corporation to the fullest extent permitted by law.

Section 6.04 Burden of Proof.

(a) In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these bylaws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

(b) In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these bylaws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these bylaws.

Section 6.05 Contract Right; Non-Exclusivity; Survival.

(a) The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each Director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such Director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former Director or officer without the consent of such Director or officer.

(b) The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former Director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested Directors, or otherwise.

(c) The rights to indemnification and advancement of expenses provided by this Article VI to any present or former Director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.06 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 6.07 Employees and Agents.

The Board, or any officer authorized by the Board to make indemnification decisions, may cause the Corporation to indemnify and advance expenses to any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.08 Interpretation; Severability.

Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless (i) indemnify each Director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, and (ii) advance expenses to each Director or officer of the Corporation entitled to advancement of expenses under Section 6.02 in accordance therewith, in each case, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.09 Subrogation.

Any person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Article VI, and that is an officer, employee, partner or advisor of any Investor Stockholder (as such term is defined in the certificate of incorporation) (each such person, a “Sponsor Indemnitee”), may have certain rights to indemnification and/or advancement of expenses provided by or on behalf of such Investor Stockholder. Notwithstanding anything to the contrary in these bylaws or otherwise: (i) the Corporation is the indemnitor of first resort (i.e., the Corporation’s obligations to each Sponsor Indemnitee are primary and any obligation of the Investor Stockholders to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Sponsor Indemnitee are secondary), (ii) the Corporation will be required to advance the full amount of expenses incurred by each Sponsor Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Article VI, without regard to any rights each Sponsor Indemnitee may have against the Investor Stockholders, and (iii) the Corporation irrevocably waives, relinquishes and releases the Investor Stockholders from any and all claims against the Investor Stockholders for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in these bylaws or otherwise, no advancement or payment by the Investor Stockholders on behalf of a Sponsor Indemnitee with respect to any claim for which such Sponsor Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and the Investor Stockholders will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Sponsor Indemnitee against the Corporation. The Investor Stockholders are express third party beneficiaries of the terms of this Article VI.

ARTICLE VII

OFFICES

Section 7.01 Registered Office.

The registered office of the Corporation in the State of Delaware shall be located at the location provided in the certificate of incorporation.

Section 7.02 Other Offices.

The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Dividends.

(a) Subject to any applicable provisions of law and the certificate of incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting of the Board, or by written consent in accordance with the DGCL and these bylaws, and any such dividend may be paid in cash, property, or shares of the Corporation’s stock.

(b) A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02 Reserves.

There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation, and the Board may similarly modify or abolish any such reserve.

Section 8.03 Execution of Instruments.

Except as otherwise required by law or the certificate of incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04 Voting as Stockholder.

Unless otherwise determined by resolution of the Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.05 Fiscal Year.

The fiscal year of the Corporation shall end on December 31st of each year.

Section 8.06 Seal.

The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.07 Books and Records; Inspection.

Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

Section 8.08 Electronic Transmission.

“Electronic transmission”, as used in these bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01 Amendment.

Subject to the provisions of the certificate of incorporation, these bylaws may be amended, altered or repealed (a) by resolution adopted by a majority of the Directors present at any special or regular meeting of the Board at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, (b) until the Trigger Date, at any regular or special meeting of the stockholders upon the affirmative vote of at least a majority of the shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, or (c) from and after the Trigger Date, at any regular or special meeting of the stockholders upon the affirmative vote of at least two-thirds of the shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. So long as the Stockholders Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of these bylaws, or the adoption of any new bylaw, that would be contrary to or inconsistent with the Stockholders Agreement or this sentence.

Notwithstanding the foregoing, (x) no amendment to the Stockholders Agreement (whether or not such amendment modifies any provision of the Stockholders Agreement to which these bylaws are subject) shall be deemed an amendment of these bylaws for purposes of this Section 9.01, (y) no amendment to the SCA (whether or not such amendment modifies any provision of the SCA to which these bylaws are subject) shall be deemed an amendment of these bylaws for purposes of this Section 9.01, and (z) no amendment, alteration or repeal of Article VI shall adversely affect any right or protection existing under bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former Director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.